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                 AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                         OF
                                  ADAMS GOLF, INC.

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                                     ARTICLE I

     The name of this corporation is ADAMS GOLF, INC.

                                      ARTICLE II

     The address of the registered office of this corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington and the County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                                    ARTICLE III

     The nature of the business or purposes of this corporation to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "DGCL").

                                     ARTICLE IV

     The aggregate number of shares of all classes of stock which the corporation shall have authority to issue is Fifty Five Million (55,000,000) shares, consisting of (A) Fifty Million (50,000,000) shares of common stock, par value $0.001 per share (the "Common Stock"), and (B) Five Million (5,000,000) shares of preferred stock, par value $0.01 per share (the "Preferred Stock").

     The designations, powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof with respect to the Common Stock and the Preferred Stock are as follows:

     (A)  COMMON STOCK.

        Each holder of the Common Stock of the corporation shall be entitled to one vote for every share of Common Stock outstanding in his name on the books of the corporation. Except for and subject to those rights expressly granted to the holders of the Preferred Stock or except as may be provided by the laws of the State of Delaware, the holders of Common Stock shall have exclusively all other rights of stockholders including, without limitation, (i) the right to receive dividends, when and as declared by the Board of Directors out of assets legally available therefor, and (ii) in the event of any distribution of assets upon liquidation, dissolution or winding up of the corporation or

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     otherwise, the right to receive ratably and equally with all holders of all Common Stock all the assets and funds of the corporation remaining after the payment to the holders of the Preferred Stock of the specific amounts that they are entitled to receive upon such liquidation, dissolution or winding up of the corporation, if any.

     (B)  PREFERRED STOCK.

        Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated in the resolution or resolutions providing for the establishment of such series adopted by the Board of Directors of the corporation as hereinafter provided. Except as otherwise expressly stated in the resolution or resolutions providing for the establishment of a series of Preferred Stock, any shares of Preferred Stock that may be redeemed, purchased or acquired by the corporation may be reissued except as otherwise expressly provided by law. Different series of Preferred Stock shall not be construed to constitute different classes of stock for the purpose of voting by classes unless expressly provided in the resolution or resolutions providing for the establishment thereof. The Board of Directors of the corporation is hereby expressly authorized to issue, from time to time, shares of Preferred Stock in one or more series, and, in connection with the establishment of any such series by resolution or resolutions, to determine and fix the number of shares constituting that series and the distinctive designation of that series and to determine and fix such voting powers, full or limited, or no voting powers, and such other powers, designations, preferences and relative, participating, optional and other rights, and the qualifications, limitations and restrictions thereof, including, without limitation, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated in such resolution or resolutions, all to the fullest extent permitted by the DGCL. Without limiting the generality of the foregoing, the resolution or resolutions providing for the establishment of any series of Preferred Stock may, to the extent permitted by law, provide that such series shall be superior to, rank equally with or be junior to the Preferred Stock of any other series. Except as otherwise expressly provided in the resolution or resolutions providing for the establishment of any series of Preferred Stock, no vote of the holders of shares of Preferred Stock or Common Stock shall be a prerequisite to the issuance of any shares of any series of the Preferred Stock authorized by and complying with the conditions of this Amended and Restated Certificate of Incorporation.

     (C)  STOCK SPLIT.

        Upon the filing of this Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware:

             A. each share of the corporation's Common Stock theretofore outstanding shall, without any action on the part of the holder thereof, be automatically converted into and reconstituted as two (2) shares of Common Stock; and

                                      2.
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             B.  each holder of the outstanding shares of stock so converted and reconstituted pursuant to the immediately preceding clause (1) shall be entitled to receive, in exchange for the certificate or certificates representing the outstanding shares so converted and reconstituted in such holder's name, a new certificate or certificates representing such shares as so converted registered in such holder's name; PROVIDED, HOWEVER, that the failure of any such holder to so exchange such holder's certificate or certificates shall in no way affect the conversion and reconstitution of such holder's shares as aforesaid.


                                     ARTICLE V

     For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation and regulation of the powers of the corporation and of its directors and stockholders, it is further provided:

          (A) In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized and empowered:

             A. to make, alter, amend or repeal the Bylaws in any manner not inconsistent with the laws of the State of Delaware or this Amended and Restated Certificate of Incorporation;

             B. without the assent or vote of the stockholders, to authorize and issue securities and obligations of the corporation, secured or unsecured, and to include therein such provisions as to redemption, conversion or other terms thereof as the Board of Directors in its sole discretion may determine, and to authorize the mortgaging or pledging, as security therefor, of any property of the corporation, real, personal or mixed, including after-acquired property;

             C. to determine whether any, and if any, what part, of the net profits of the corporation or of its surplus shall be declared in dividends and paid to the stockholders, and to direct and determine the use and disposition of any such net profits or such surplus; and

             D. to fix from time to time the amount of net profits of the corporation or of its surplus to be reserved as working capital or for any other lawful purpose.

     In addition to the powers and authorities herein or by statue expressly conferred upon it, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the corporation, subject, nevertheless, to the provisions of the laws of the State of Delaware, this Amended and Restated Certificate of Incorporation and the Bylaws of the corporation.

                                      3.
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        (B)  Any director or any officer elected or appointed by the stockholders or by the Board of Directors may be removed at any time in such manner as shall be provided in the Bylaws of the corporation.

        (C) From time to time any of the provisions of this Amended and Restated Certificate of Incorporation may be altered, amended or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the corporation by this Amended and Restated Certificate of Incorporation are granted subject to the provisions of this paragraph (C).


                                     ARTICLE VI

     The members of the Board of Directors shall be classified, with respect to the time for which they severally hold office, into three (3) classes, as nearly equal in number as possible, and shall be provided in the manner specified in the corporation's Bylaws, one class to hold office initially for a term expiring at the Annual Meeting of Stockholders to be held in 1999, another to hold office initially for a term expiring at the Annual Meeting of Stockholders to be held in 2000, and another to hold office initially for a term expiring at the Annual Meeting of Stockholders to be held in 2001, with the members of each new class to hold office until their successors have been duly elected and have qualified. At each Annual Meeting of the Stockholders of the corporation, the successors to the class of directors whose term expires at the meeting shall be elected to hold office for a term expiring at the Annual Meeting held in the third year following the year of their election. Election of directors need not be by written ballot unless the Bylaws of the corporation shall so provide.

                                    ARTICLE VII

     The corporation shall, to the fullest extent permitted by Section 145 of the DGCL, as the Section may be amended and supplemented from time to time, indemnify any director or officer of the corporation (and any director, trustee or officer of any corporation, business trust or other entity to whose business the corporation shall have succeeded) which it shall have power to indemnify under that Section against any expenses, liabilities or other matter referred to in or covered by that Section. The indemnification provided for in this Article VII, shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement or vote of stockholders or disinterested directors or otherwise, both as to action in their official capacities and as to action in another capacity while holding such office, (b) shall continue as to a person who has ceased to be a director or officer and (c) shall inure to the benefit of the heirs, executors and administrators of such person. To assure indemnification under this Article of all such persons who are determined by the corporation or otherwise to have been "Fiduciaries" of any employee benefit plan of the corporation that may exist from time to time and that is governed by the Act of Congress entitled "Employee Retirement Income Security Act of 1974," as amended from time to time, such Section 145 shall, for the purposes of this Article, be interpreted as follows: an "other enterprise" shall be deemed to include such an

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employee benefit plan; the corporation shall be deemed to have requested a person to serve an employee benefit plan with the performance by such person of his duties to the corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan; excise taxes assessed on a person with respect to any employee benefit plan pursuant to such Act of Congress shall be deemed "fines;" and action taken or omitted by a person with respect to an employee benefit plan in the performance of such person's duties for a purpose reasonably believed by such person to be in the best interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose that is not opposed to the best interests of the corporation.


                                    ARTICLE VIII

     Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the corporation.

                                     ARTICLE IX

     A director of this corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived any improper personal benefit. If the DGCL is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Any repeal or modification of the foregoing provisions of this Article IX by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

                                     ARTICLE X

     Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of
Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the

                                      5.
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case may be, to be summoned in such manner as said court directs.  If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation as the case may be, and also on this corporation.

                                     ARTICLE XI

     No action required to be taken or which may be taken at any annual or special meeting of stockholders of the corporation may be taken without a meeting, and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

                                    ARTICLE XII

     Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation to the contrary, the affirmative vote of at least 66-2/3% of the outstanding shares of the Common Stock or the corporation shall be required to amend or repeal Articles VI, VII, XI or XII of this Amended and Restated Certificate of Incorporation or to adopt any provision inconsistent therewith. Further, the affirmative vote of at least 66-2/3% of the outstanding shares of the Common Stock of the corporation shall be required to amend or repeal the Bylaws of the corporation, if the stockholders of the corporation are required by the DGCL, the Amended and Restated Certificate of Incorporation or the Bylaws to vote thereon.

                                    ARTICLE XIII

     Except as provided herein, the corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation. Notwithstanding the foregoing, the provisions set forth in Articles VI, VII, XI and XII may not be repealed or amended in any respect unless such repeal or amendment is approved as specified in
Article XII herein.


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